As filed with the U.S. Securities and Exchange Commission on May 13, 2026.

Registration No. 333-[          ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Micware Co., Ltd.
(Exact name of registrant as specified in its charter)

Japan	7371	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Kobe Asahi Building 25th Floor
59 Naniwa-machi, Chuo-ku
Kobe, Hyogo 650-0035
+81-78-366-5780
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Ying Li, Esq. Warren Wang, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 Tel: (212) 530-2206	Arila Er Zhou, Esq. Anna Jinhua Wang, Esq. Robinson & Cole LLP Chrysler East Building 666 Third Avenue, 20th floor New York, NY 10017 Tel: (212) 451-2908

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-294081

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registration statement shall become effective upon filing with the U.S. Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement on Form F-1 is being filed pursuant to Rule 462(b) and General Instruction V to Form F-1, both promulgated under the Securities Act of 1933, as amended. The contents of the registration statement on Form F-1 (File No. 333-294081) initially filed by Micware Co., Ltd. (the “Company”) with the United States Securities and Exchange Commission (the “Commission”) on March 6, 2026 (the “Prior Registration Statement”), which was declared effective by the Commission on May 13, 2026, including all amendments and exhibits thereto, are incorporated herein by reference.

The Company is filing this registration statement for the sole purpose of registering the offering and sale of an additional $3,967,500 of securities, including (i) $3,450,000 of American depositary shares (each, an “ADS” and, collectively, the “ADSs”), each representing an ordinary share (each, an “Ordinary Share” and, collectively, the “Ordinary Shares”) of the Company, and (ii) $517,500 of additional ADSs, each representing an Ordinary Share, that may be sold as part of the over-allotment option of A.G.P./Alliance Global Partners, the sole underwriter of this offering. The additional securities that are being registered for sale are in an amount and at a price that together represents no more than 20% of the maximum aggregate offering price set forth in the Calculation of Filing Fee Table contained in the Prior Registration Statement.

The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith.

CERTIFICATION

The Company hereby (i) undertakes to pay the Commission the filing fee set forth on the Filing Fee Table filed as Exhibit 107 of this registration statement by a wire transfer of such amount as soon as practicable (but no later than the close of business on May 14, 2026) and (ii) certifies that it has sufficient funds in the relevant account to cover the amount of such filing fee.

EXHIBIT INDEX

Exhibit No.	Description
5.1*	Opinion of City-Yuwa Partners regarding the validity of Ordinary Shares being registered
23.1*	Consent of Marcum Asia CPAs LLP
23.2*	Consent of City-Yuwa Partners (included in Exhibit 5.1)
24.1	Powers of Attorney (included in the signature page to the Prior Registration Statement and incorporated herein by reference)
107*	Filing Fee Table

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hyogo, Japan, on May 13, 2026.

Micware Co., Ltd.

By:	/s/ Kenji Narushima
Mr. Kenji Narushima
Representative Director, President, Chairman, and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kenji Narushima	Representative Director, President, Chairman, and	May 13, 2026
Name: Kenji Narushima	Chief Executive Officer (Principal Executive Officer)

*	Representative Director, Deputy President, and	May 13, 2026
Name: Masahide Shigeno	Chief Technology Officer

/s/ Takuma Segawa	Chief Financial Officer	May 13, 2026
Name: Takuma Segawa	(Principal Financial and Accounting Officer)

*	Independent Director	May 13, 2026
Name: Kazuyuki Kawabata

*	Independent Director	May 13, 2026
Name: Asami Sadoi

*	Independent Director	May 13, 2026
Name: Yuko Osumi

*	Independent Director	May 13, 2026
Name: Rieko Okada

*By:	/s/ Kenji Narushima
Name:	Kenji Narushima
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of Micware Co., Ltd., has signed this registration statement or amendment thereto in New York, NY on May 13, 2026.

Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President on behalf of Cogency Global Inc.